EXHIBIT 99.1

[LOGO]	Contact:	Investor Relations
ProsoftTraining
602-794-4101
investors@prosofttraining.com

ProsoftTraining Reports Third Quarter Fiscal 2003 Results

Phoenix, Arizona – May 16, 2003 - ProsoftTraining (NASDAQ: POSO) today reported financial results for its third fiscal quarter, which ended April 30, 2003.

Revenues for the third quarter of fiscal 2003 were $2.70 million, compared to $4.57 million in the previous year’s third quarter. Net income for the third quarter of fiscal 2003 was $0.36 million or $0.01 per share, compared to net loss of $27.33 million or $1.13 per share for the third quarter of fiscal 2002.

Revenues for the first nine months of fiscal 2003 were $9.26 million, compared to $13.58 million in the previous year’s first nine months. Net loss for the first nine months of fiscal 2003 was $2.47 million or $0.10 per share, compared to net loss of $32.69 million or $1.36 per share for the first nine months of fiscal 2002.

Gross profit (total revenues less costs of revenues) as a percentage of revenue was 64 percent for the third quarter of fiscal year 2003, compared to 56 percent for the second quarter of fiscal 2003 and 43 percent for the third quarter of the previous fiscal year.

Selling, marketing and general and administrative expenses were $0.84 million in the third quarter of fiscal 2003, down 63 percent from the previous quarter and down 72 percent from the third quarter in fiscal 2002. Content development expenses were $0.29 million in the quarter, down 30 percent from the previous quarter and down 43 percent from the third quarter in fiscal 2002. The reductions in reported operating expenses are the direct result of the company’s ongoing workforce reduction program, a decrease in the allowance for doubtful accounts, a reduction in commissionable sales, salary reductions for senior executives, and the settlement of a liability during the period.

Q2 Fiscal 2003 Results

The cash balance at April 30, 2003 was $1.63 million, compared to $1.58 million for the previous quarter. Cash provided by operating activities during the third quarter of fiscal 2003 was $0.04 million. Days sales outstanding of receivables were at 32 days, an improvement of 10 days when compared to recent prior quarters.

“This quarter, we were able to reduce expenses sharply without materially impacting run-rate revenue. Our revenue during the period reflected the benefit of recent partnering transactions we’ve entered into, though our traditional content business continues to show weakness in the current economic environment. Although our quarterly profit was driven by non-cash transactions, we accomplished our goal of achieving a cash profit in April, which enabled us to increase our cash balance slightly quarter-over-quarter,” stated Robert Gwin, Prosoft’s chairman and CEO.

Gwin concluded, “Though we continue to face many challenges in the current environment, we are now focused on achieving sustained profitability and meaningful growth in our business. Our management team is encouraged by the pace of our turnaround and by our future prospects.”

Recent Development

•	Per NASDAQ rules, the company has been provided a grace period through May 19, 2003, to regain compliance with the $1.00 minimum bid price listing maintenance requirement in order to remain listed. NASDAQ announced on January 30, 2003, an extension of its pilot program governing bid price rules whereby issuers that meet heightened financial requirements may be granted extensions of existing grace periods. The company believes it qualifies for an additional extension of the current grace period based on NASDAQ’s announced criteria. NASDAQ will review the company’s status on May 20, 2003.

The company announced it expects to file its third quarter fiscal 2003 Form 10-Q with the SEC on June 10, 2003. No conference call to discuss the quarterly results was announced.

Q2 Fiscal 2003 Results

About ProsoftTraining

ProsoftTraining (NASDAQ: POSO) offers content and certifications to help individuals develop and validate critical Information and Communications Technology (ICT) workforce skills. Prosoft is a leader in the workforce development arena, working with state and local governments and school districts to provide ICT education solutions for high school and community college students. Prosoft has created and distributes a complete library of classroom and e-learning courses. Prosoft distributes its content through its ComputerPREP division to individuals, schools, colleges, commercial training centers and corporations worldwide. Prosoft owns the CIW job-role certification program for Internet technologies and the CCNT (Certified in Convergent Network Technologies) certification, and manages the CTP (Convergence Technologies Professional) vendor-neutral certification for telecommunications. To find out more, visit www.ProsoftTraining.com, www.ComputerPREP.com, www.CIWcertified.com, and www.CTPcertified.com.

Except for historical information contained herein, the matters discussed in this press release are statements of a forward-looking nature that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, without limitation, the Company’s dependence on the timely development, introduction and acceptance of courses, proprietary certifications and other products; the continued penetration of the academic market; the maintenance of monthly revenue levels; the ability to continue to manage costs effectively; the ability to maintain the workforce at appropriate levels and retain and compensate executive management at levels commensurate with revenues; the ability to increase revenues; the ability to maintain sufficient operational liquidity; the ability to maintain profitability through the end of this fiscal year and subsequent periods; the ability to maintain the NASDAQ SmallCap listing; the effect of changing economic conditions; the acceptance of ICT certifications; and the other risks and uncertainties outlined in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q. The Company undertakes no obligation to update this forward-looking information.

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Q2 Fiscal 2003 Results

PROSOFTTRAINING AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2003	2002	2003	2002
Revenues:
Content	$2,023	$3,538	$7,235	$10,380
Certification	663	924	1,936	2,768
Services	10	104	85	434

Total revenues	2,696	4,566	9,256	13,582

Costs and expenses:
Costs of revenues	966	2,610	3,802	7,091
Content development	293	512	1,250	1,577
Sales and marketing	616	1,548	2,806	4,686
General and administrative	592	1,433	2,986	4,545
Depreciation and amortization	165	861	666	2,631
Gain on settlement of liability	(370)	—	—	—
Impairment of goodwill	—	22,500	—	22,500
Write-off of courseware and licenses	—	1,452	—	1,452
Restructuring charge	—	—	—	762

Total costs and expenses	2,262	30,916	11,510	45,244

Income (loss) from operations	434	(26,350)	(2,254)	(31,662)

Interest income	—	12	5	54
Interest expense	(73)	(68)	(216)	(157)

Income (loss) before income taxes	361	(26,406)	(2,465)	(31,765)

Income tax benefit	—	(925)	—	(925)

Net income (loss)	$361	$(27,331)	$(2,465)	$(32,690)

Net income (loss) per share:
Basic	$0.01	$(1.13)	$(0.10)	$(1.36)

Diluted	$0.01	$(1.13)	$(0.10)	$(1.36)

Weighted average shares outstanding:
Basic	24,209	24,158	24,203	23,958

Diluted	25,033	24,158	24,203	23,958

Q2 Fiscal 2003 Results

PROSOFTTRAINING AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	April 30, 2003	July 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,625	$3,526
Accounts receivable, net	956	1,995
Prepaid expenses and other current assets	237	379

Total current assets	2,818	5,900

Property and equipment, net	565	1,166
Goodwill, net	6,745	6,745
Courseware and licenses, net	741	1,296

Total assets	$10,869	$15,107

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,078	$2,239
Accrued expenses	1,206	2,266
Current portion of capital lease obligations	39	59
Deferred revenue and other	375	151

Total current liabilities	2,698	4,715

Long-term debt	2,899	2,698
Obligations under capital leases, net of current portion	97	118

Total liabilities	5,694	7,531

Stockholders’ equity:
Common shares, par value $.001 per share; authorized shares:
75,000,000; outstanding: 24,221,326 shares and 24,209,326 shares	24	24
Additional paid-in capital	104,422	104,421
Accumulated deficit	(99,317)	(96,853)
Accumulated other comprehensive income	121	59
Less common stock in treasury, at cost: 11,912 shares	(75)	(75)

Total stockholders’ equity	5,175	7,576

Total liabilities and stockholders’ equity	$10,869	$15,107